SUPPLEMENTAL MAILING LIST RETURN CARD


                             (National Policy 41)


NOTICE TO SHAREHOLDERS OF CARMANAH TECHNOLOGIES CORPORATION


On October 28, 1987, the Canadian Securities Administrators gave approval to National Policy Statement No. 41 - Shareholder Communication (the "Policy") which essentially established a framework for communication between issuers and their registered and non-registered shareholders.


Companies incorporated in British Columbia were formerly required to deliver interim (semi-annual) financial statements only to their registered shareholders. The Policy now exempts companies from having to deliver these statements to their registered shareholders if the companies send 1st, 2nd and 3rd quarter financial statements to those shareholders, whether registered or not, who request in writing to receive them.


If you are a registered or non-registered shareholder, and wish to be placed on a supplemental mailing list for the receipt of these financial statements, you must complete and return the Supplemental Return Card below.


The supplemental mailing list will be updated each year and, therefore, a Return Card will be required annually in order to receive quarterly financial statements. All other shareholder mailings will continue to be mailed to registered shareholders in the normal manner without the completion of a Return Card.





TO:   CARMANAH TECHNOLOGIES CORPORATION. (the "Company")


The undersigned certifies that he/she/it is the owner of securities (other than debt instruments) of the Company, and requests that he/she/it be placed on the Company's Supplemental Mailing List in respect of its quarterly financial statements.


                                           Name (Please print)


                                           Address


                                           City/Province (or State)/Postal Code



Signature of shareholder, or if shareholder is a Datedcompany, signature of authorized signatory.


PLEASE COMPLETE AND RETURN THIS DOCUMENT ALONG WITH YOUR PROXY IN THE ATTACHED ENVELOPE OR AS INDICATED BELOW. AS THE SUPPLEMENTAL LIST WILL BE UPDATED EACH YEAR, A RETURN CARD WILL BE REQUIRED FROM YOU ANNUALLY IN ORDER FOR YOUR NAME TO REMAIN ON THE LIST.


Pacific Corporate Trust Company10th Floor - 625 Howe Street
Vancouver, British Columbia, Canada V6C 3B8
Tel:(604) 689-9853Fax: (604) 689-8144